UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK INNOVATION AND GROWTH TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Matters

BlackRock Innovation and Growth Term Trust (NYSE: BIGZ)

Defend YOUR Fund, Save YOUR Income

Your vote has never mattered more.

At BIGZ's upcoming annual meeting on June 25, activist hedge fund Saba Capital Management ("Saba") is threatening your dependable, income-paying investment by attempting to install its own hand-picked Board nominees and fire BlackRock, the largest closed-end fund manager, as manager of the Fund. If Saba prevails, your Fund—and the consistent monthly income you rely on—will be at risk.

BlackRock is fighting for YOU. Vote today ONLY on the WHITE proxy card:

- ✓ "FOR" the BlackRock Board nominees
- ✗ "AGAINST" Saba's proposal to terminate the investment management agreement with BlackRock
- ! **IMPORTANT:** DO NOT RETURN ANY GOLD CARD YOU RECEIVE FROM SABA

As market conditions have improved for innovative growth companies, BIGZ has delivered strong returns for shareholders and continues to pay attractive monthly income

BIGZ continues to make gains after a strong rebound in 2023

13.0%	19.2%	91%	81%
Return in Q1 2024[1]	Return in 2023[1]	Outperformance of all closed-end funds in Q1 2024[2]	Outperformance of all closed-end funds in 2023[2]

- BIGZ has made impressive gains, despite launching in suboptimal market conditions, and BlackRock was able to upgrade the portfolio amid the volatility
- BlackRock expects its momentum to continue, aided by the strong growth potential of private equity as conditions improve

Share repurchases[3]

$177m Shares bought back by BlackRock at a discount to net asset value

$35m Shareholder profit since inception

YOUR Board puts YOU first:

- ✓ Attractive income
- ✓ Private markets access
- ✓ Liquidity at net asset value
- ✓ Share buybacks
- ✓ Discount management program
- ✓ Resources for you and your advisors

Saba overpromises and underperforms. The risks in supporting Saba include:

WIDER DISCOUNTS
The funds Saba has commandeered now trade at wider discounts to net asset value since Saba took over

HIGHER FEES
Saba raised costs, including hidden management fees from underlying funds, at both closed-end funds Saba took over

RISKY STRATEGIES
Saba forces their funds' investments into risky, speculative strategies like SPACs, crypto and hedge funds

1. Bloomberg as of 4/30/2024; Total shareholder return on price (assumes dividends are reinvested)
2. Morningstar as of 4/30/2024
3. BlackRock data as of 2/29/2024

BlackRock.

We ask that all shareholders vote on the enclosed WHITE proxy card today to preserve YOUR Fund:

- ✅ Using the WHITE proxy card, your qualified Board unanimously recommends voting "FOR" the Board's Nominees, who have created value for all shareholders.
- ❌ Using the WHITE proxy card, your Board unanimously recommends voting "AGAINST" Saba's proposal to terminate the investment management agreement with BlackRock.

DO NOT RETURN ANY GOLD CARD SENT TO YOU BY SABA, AS YOUR BLACKROCK VOTE WILL BE VOIDED

How do I vote?

Vote online
Using the website provided on your enclosed **WHITE** proxy card and following the simple instructions

Vote by phone
By calling the toll-free number on your enclosed **WHITE** proxy card and following the simple instructions

Vote by mail
By completing and returning your enclosed **WHITE** proxy card in the postage paid envelope provided

- ▶ *If you have already sent back the proxy card received from Saba*, you can still change your vote by promptly voting on the **WHITE** proxy card, which will replace the proxy card you previously completed.
- ▶ If you have any questions about the proposals to be voted, please feel free to contact Georgeson LLC ("Georgeson"), toll free at 1-866-529-6605.

Please do NOT send back any gold proxy card you may receive from Saba

Important information about the Fund

This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock Innovation and Growth Term Trust (BIGZ). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. **This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.**

Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund's dividend yield, market price and NAV will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.

Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and net asset value (NAV) of a fund's shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount.

© 2024 BlackRock, Inc. or its affiliates. All Rights Reserved. **BLACKROCK** is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners.

May 2024 | BlackRock Innovation and Growth Term Trust (BIGZ)

BlackRock.

Not FDIC Insured • May Lose Value • No Bank Guarantee

BIGZ_2024_FL3